Exhibit 5.1

December 24, 2008

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
Bermuda

Ladies and Gentlemen,

Flagstone Reinsurance Holdings Limited

We have acted as special legal counsel in Bermuda to Flagstone Reinsurance Holdings Limited, a Bermuda exempted company, (the “Company”), in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 24, 2008 (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933 (the “Securities Act”) of (a) an indeterminate amount of common shares of the Company, par value $0.01 per share (the “Common Shares”), (b) an indeterminate amount of preferred shares of the Company, par value $0.01 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”, which term includes any Common Shares that may be issued upon conversion and exchange of any other securities), (c) an indeterminate amount of debt securities of the Company (the “Debt Securities” and together with the “Shares”, the “Securities”) and (d) issued Common Shares that may be offered and sold by certain shareholders of the Company (the “Selling Shareholders Shares”) to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

Unless otherwise defined, all defined terms used in this opinion shall have the same meaning as respectively ascribed thereto in the Registration Statement.

1.	For the purpose of giving this opinion, we have reviewed the following documents:

1.1	a copy of the Registration Statement;

1.2
a certified copy of the memorandum of association and the amended bye-laws of the Company certified by the Corporate Secretary of the Company on December 16, 2008 (together the “Constitutional Documents”);

1.3	the minutes (“Minutes”) of meetings of the board of directors of the Company held on December 10, 2008 relating to the transaction contemplated in the Registration Statement;

1.4	a certificate of compliance from the Registrar of Companies in Bermuda dated December 23, 2008; and

1.5	such other documents in relation thereto as we have deemed necessary in order to render the opinions given below.

2.          We have assumed for the purposes of this opinion:

2.1
the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	the accuracy and completeness of all factual representations made in the Registration Statement;

2.3
that the resolutions set forth in the Minutes are in full force and effect, have not been rescinded or amended and that there is no matter affecting the authority of the directors to effect entry by the Company into the offering, not disclosed by the Constitutional Documents or the Minutes, which would have any adverse implication in relation to the opinions expressed herein;

2.4	that at the time of the issue of Shares, the Company shall have sufficient number of shares as part of its authorised share capital available for issue; and

2.5	that there is no provision of the laws or regulations of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

3.	On the basis of and subject to the foregoing, and further subject to the reservations set out below, we are of the opinion that:

3.1
The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

3.2
When duly issued and paid for as provided in the Registration Statement, the Shares (other than the Selling Shareholders Shares) will be validly issued, fully-paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue therewith);

3.3	The Debt Securities have been duly authorised for issuance by the Company;

3.4
The Selling Shareholders Shares, when sold by their current holders and transferred and paid for as provided in the Registration Statement, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue therewith); and

3.5
The statements in the prospectus included in the Registration Statement under the caption “Description of Share Capital” insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

4.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities by the Company and is not to be relied upon in respect of any other matter.

5.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ ATTRIDE-STIRLING & WOLONIECKI